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                                                                   Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-76236, 33-93668, 33-76344, 33-93666, 333-13449,
333-31413, 333-63069, 333-67598, 333-83291, 333-47178, 333-31409, 333-47180,
333-67596, 333-46639, 333-67691 and 333-54496) and Form S-3 (No. 333-55826) of
Incyte Genomics, Inc. of our report dated January 14, 2002, except as to Paragraph 2 of Note 8 which is as of January 31, 2002, relating to the financial statements of diaDexus Inc., which appears in this Form 10-K.

                                                     PRICEWATERHOUSECOOPERS LLP

San Jose, California
April 1, 2002